UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit and Security Agreement

On June 27, 2023, Scilex Pharmaceuticals Inc. (the “Borrower”), a Delaware corporation and a wholly owned subsidiary of Scilex Holding Company (the “Company”), entered into a Credit and Security Agreement (the “Credit Agreement”) with eCapital Healthcare Corp. (the “Lender”). The Credit Agreement provides that the Lender shall make available to the Borrower revolving loans (the “Revolving Facility”) in an aggregate principal amount of up to $30,000,000 (the “Facility Cap”). The Facility Cap may, at the request of the Borrower and with the consent of the Lender, be increased in increments of $250,000 at such time as the outstanding principal balance under the Credit Agreement equals or exceeds 95% of the then-existing Facility Cap. The amount available to the Borrower under the Revolving Facility at any one time is the lesser of the Facility Cap and 85% of the “Net Collectible Value” of “Eligible Receivables” (in each case, as defined in the Credit Agreement) minus the amount of any reserves or adjustments against receivables required by the Lender, in its discretion.

Under the terms of the Credit Agreement, interest will accrue daily on the principal amount outstanding at a rate per annum equal to the Wall Street Journal Prime Rate plus 1.50%, based on a year consisting of 360 days, and which shall be payable by the Borrower monthly in arrears, commencing July 1, 2023. The Credit Agreement provides for an early termination fee of 0.50% of the Facility Cap if the Borrower voluntarily prepays and terminates in full the Revolving Facility prior to the first anniversary of the closing of the Revolving Facility.

The Credit Agreement provides that the Borrower and Lender shall enter into a blocked account control agreement with respect to the Borrower’s collections account, which permits the Lender to sweep all funds in such collections account to an account of the Lender for application to the outstanding amounts under the Revolving Facility. All indebtedness incurred and outstanding under the Credit Agreement will be due and payable in full on July 1, 2026, unless the Credit Agreement is earlier terminated.

The Borrower’s obligations under the Credit Agreement are secured by a continuing security interest in the Borrower’s accounts receivable, related deposit accounts, and in the other “Collateral” as defined in the Credit Agreement. In addition, the Company has guaranteed the obligations of the Borrower under the Credit Agreement, as more fully described below.

The Credit Agreement contains certain representations and warranties and various affirmative and negative covenants applicable to facilities of this type, including covenants that, among other things, will limit or restrict the ability of the Borrower, subject to negotiated exceptions, to incur additional indebtedness and additional liens on the Borrower’s assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, enter into transactions with affiliated persons, or make investments. The Credit Agreement also contains a financial covenant requiring the Borrower to maintain cash on hand in “Controlled Deposit Accounts” (as defined in the Credit Agreement) plus availability under the Revolving Facility of at least $1,000,000 at all times.

The Credit Agreement contains customary events of default and also provides that an event of default includes a Borrower Change of Control (as defined in the Credit Agreement) and the Company’s failure to issue at least $75,000,000 of debt or equity by September 30, 2023. The events of default under the Credit Agreement are subject to customary thresholds and grace periods as set forth in the Credit Agreement.

Subject to certain notice requirements and other conditions, upon the occurrence of an event of default, commitments may be terminated and all amounts outstanding under the Revolving Facility may become immediately due and payable; however, where an event of default arises from certain insolvency events, the commitments shall automatically and immediately terminate and all amounts outstanding under the Revolving Facility shall become immediately due and payable.

The proceeds of the Revolving Facility will be used for (i) transaction fees incurred in connection with the Credit Agreement, (ii) working capital needs of the Borrower and (iii) other uses not prohibited under the Credit Agreement.

The foregoing descriptions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Guaranty Agreement

In connection with the Credit Agreement, the Company executed a guaranty agreement (the “Guaranty Agreement”), dated as of June 27, 2023, to guarantee the payment and performance obligations of the Borrower under the Credit Agreement.

The foregoing description of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Guaranty Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1^	Credit and Security Agreement, dated as of June 27, 2023, by and between Scilex Pharmaceuticals Inc. and eCapital Healthcare Corp.

10.2^	Guaranty Agreement, dated as of June 27, 2023, executed by Scilex Holding Company in favor of eCapital Healthcare Corp.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

^

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: June 27, 2023

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